As filed with the Securities and Exchange Commission on May 13, 1997
                                                  Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                          TRM COPY CENTERS CORPORATION
             (Exact name of registrant as specified in its charter)

                                ---------------

               OREGON                                         93-0809419
     (State or other jurisdiction                           (IRS Employer
    of incorporation or organization)                     Identification No.)

       5208 NE 122nd Avenue
       Portland, Oregon                                        97230-1074
       (Address of Principal                                   (Zip Code)
       Executive Offices)

                                ---------------

                          TRM Copy Centers Corporation
                             1996 Stock Option Plan
                              (Full title of plan)

                                 Robert A. Bruce
                         Vice President-Finance and CFO
                          TRM Copy Centers Corporation
                              5208 NE 122nd Avenue
                             Portland, OR 97230-1074
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (503) 257-8766

                                    Copy to:

                               Margaret Hill Noto
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
                                             Proposed         Proposed
                                             Maximum          Maximum           Amount
                         Amount              Offering         Aggregate         of
Title of Securities      to Be               Price Per        Offering          Registration
 to Be Registered        Registered          Share(1)         Price(1)          Fee
--------------------------------------------------------------------------------------------
Common Stock, no
 par value               700,000 Shares      $10.375          $6,955,250        $2,107.65
--------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933. The calculation of the registration fee is based on an exercise price of $10.375 per share for 85,500 shares, $9.875 for 25,500 shares and $9.875, the average of the high and low prices reported in NASDAQ National Market
     System on May 7, 1997, for 589,000 shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.
         ----------------------------------------

         The following documents filed by TRM Copy Centers Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

         (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

         All reports and other documents subsequently filed by the Company pursuant to sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.
         --------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Article VII of the Company's Articles of Incorporation provides for indemnification of directors and officers to the full extent and under the circumstances permitted by the Oregon Business Corporation Act. The Bylaws contain similar indemnification provisions. The effects of the Articles, Bylaws and the Oregon Business Corporation Act (the "Indemnification Provisions") are summarized as follows:

         (a) The Indemnification Provisions grant a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had not reasonable cause to believe the conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

         (b) The Indemnification Provisions grant a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorneys' fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

         (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

         (d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and (b).

         Article VIII, part (c) of the Company's Bylaws provides that the Company will advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

         The Company's Articles and Bylaws provide that the Company may also indemnify its employees and agents to the fullest extent permitted by law.

         The Company may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.

         The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, statute, policy of insurance, vote of shareholders or Board of Directors or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.
         ------------------------------------

         Not Applicable.

Item 8.  Exhibits.
         ---------

         4A Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 of the Company's Form 10-K for the fiscal year ended June 30, 1992).

         4B Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.2 to the Company's Form 10-K for the fiscal year ended June 30, 1996).

         5     Opinion of Counsel.

         23A   Consent of KPMG Peat Marwick LLP (see page II-7).

         23B   Consent of Stoel Rives LLP (see Exhibit 5).

         24    Powers of Attorney.

Item 9.  Undertakings.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on May 12, 1997.

                                       TRM COPY CENTERS CORPORATION


                                       By  ROBERT A. BRUCE
                                           -------------------------------------
                                           Robert A. Bruce
                                           Vice President, Finance and CFO

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 12th day of May, 1997.

               Signature                            Title
               ---------                            -----

(1)   Principal Executive Officer:

      MICHAEL D. SIMON
      ---------------------------------     President, CEO and
      Michael D. Simon                      Director


(2)   Principal Financial Officer:

      ROBERT A. BRUCE
      ---------------------------------     Vice President, Finance
      Robert A. Bruce                       and CFO


(3)   Directors:

      *FREDERICK O. PAULSELL                Chairman of the Board
      ---------------------------------     of Directors
      Frederick O. Paulsell


      *EDWIN S. CHAN                        Vice Chairman and
      ---------------------------------     Director
      Edwin S. Chan


      *SHERMAN M. COE                       Director
      ---------------------------------
      Sherman M. Coe


      *RALPH R. SHAW                        Director
      ---------------------------------
      Ralph R. Shaw


      *DONALD L. VAN MAREN                  Director
      ---------------------------------
      Donald L. Van Maren


      *By  ROBERT A. BRUCE
           ---------------------------------
           Robert A. Bruce, Attorney-in-Fact

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
TRM Copy Centers Corporation:

         We consent to the use of our reports incorporated herein by reference.




                                       KPMG PEAT MARWICK LLP

Portland, Oregon
May 7, 1997

                                  EXHIBIT INDEX

                                                                      Sequential
Exhibit                                                                  Page
Number      Document Description                                        Number
------      --------------------                                        ------

4A          Restated Articles of Incorporation                            --
            of TRM Copy Centers Corporation (the "Company")
            (Incorporated by reference to Exhibit 3.1 to the Company's Form 10-K for the fiscal year ended June
            30, 1992).

4B          Restated Bylaws of the Company                                --
            (Incorporated by reference to
            Exhibit 3.2 to the Company's 10-K
            for the fiscal year ended June 30, 1996).

5           Opinion of Counsel.

23A         Consent of KPMG Peat Marwick LLP
            (see page II-7).

23B         Consent of Stoel Rives LLP
            (see Exhibit 5).                                              --

24          Powers of Attorney.